Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2019 RESULTS

➢ 2Q19 Reported EPS of $1.69

➢ Adjusted EPS (non-GAAP) of $1.72

➢ 2Q19 Net sales declined 3.2% to $1.8 billion

➢ Organic sales growth (non-GAAP) of 1.6%

➢ FY 2019 EPS guidance range tightened/midpoint reaffirmed

➢ FY19 reported EPS guidance of $3.15 to $3.30
➢ FY19 adjusted EPS guidance of $6.50 to $6.65

GLENDALE, Calif., July 23, 2019 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended June 29, 2019. All non-GAAP financial measures referenced in this document are defined and reconciled to GAAP in the attached pages A-4 through A-8. Unless otherwise indicated, comparisons are to the same period in the prior year.

“Our Q2 earnings were in line with our expectations, as we more than offset softer-than-expected organic growth with accelerated productivity actions,” said Mitch Butier, President and CEO. “High value categories continue to grow faster than the base business, which, combined with our relentless focus on productivity, enable margin expansion even in a slower growth environment.

“Organic growth in Label and Graphic Materials remained soft reflecting lower volume, while profitability was strong. Retail Branding and Information Solutions delivered solid organic growth, driven by continued strength in RFID, with significant margin expansion. Likewise, IHM continued to deliver strong margin improvement, despite flat organic growth.

“We are reaffirming the midpoint of our previous guidance for 2019 earnings per share, with organic growth improving modestly over the balance of the year, along with continued margin expansion,” added Butier. “Once again, our ongoing confidence in our ability to achieve our guidance and long-term targets reflects the resilience of our business and ability of our team to adapt to changing market conditions.”

Second Quarter 2019 Results by Segment

Label and Graphic Materials

•    Reported sales declined 4.1 percent; on an organic basis, sales grew 0.9 percent, as prior year pricing actions more than offset a modest decline in volume. On an organic basis, sales in high value categories increased at a mid-single digit rate across the segment, were flat in Label and Packaging Materials, and were up low-single digits in the combined Graphics and Reflective Solutions businesses.

•    Reported operating margin increased 420 basis points to 13.4 percent, reflecting lower restructuring costs and benefit from productivity actions, including material re-engineering, partially offset by currency-related headwinds and the impact of lower volume. Adjusted operating margin was flat to prior year at 13.8 percent.

Retail Branding and Information Solutions

•    Reported sales increased 0.4 percent; on an organic basis, sales grew 4.4 percent, driven primarily by continued strength in sales of radio frequency identification (RFID) solutions, which increased more than 20 percent.

•    Reported operating margin increased 110 basis points to 12.0 percent, as productivity and higher volume more than offset higher employee-related costs and growth-related investments. Adjusted operating margin increased 130 basis points to 12.5 percent.

Industrial and Healthcare Materials

•    Reported sales declined 5.0 percent; on an organic basis, sales declined 0.1 percent, as a low-single digit decline in industrial categories was largely offset by a mid-single digit increase in healthcare categories.

•    Reported operating margin increased 40 basis points to 9.6 percent as productivity and a net benefit of pricing and raw material costs more than offset higher restructuring and employee-related costs. Adjusted operating margin increased 120 basis points to 10.5 percent.

Other

Share Repurchases / Equity Dilution

The company repurchased 0.3 million shares in the second quarter at an aggregate cost of $27.9 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down by 3.8 million compared to the same time last year.

In the first half, the company returned $209 million in cash to shareholders through a combination of share repurchases and dividends, up from $188 million for the same period last year.

Income Taxes

The company’s second quarter effective tax rate was 23.8 percent, compared to 31.4 percent in the prior year. The adjusted tax rate (non-GAAP) for the quarter was 25 percent, consistent with the company’s current expectation for its full year adjusted tax rate.

Cost Reduction Actions

In the second quarter, the company realized approximately $12 million in pretax savings from restructuring, net of transition costs, and incurred pretax restructuring charges of approximately $8 million, consisting primarily of cash costs related to severance.

Outlook

In its supplemental presentation materials, “Second Quarter 2019 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2019 financial results. Based on the factors listed and other assumptions, the company has reaffirmed the midpoint of its guidance for 2019 reported earnings per share, while tightening the range to $3.15 to $3.30.

Excluding an estimated $3.35 per share related to pension settlement charges, restructuring charges and other items, the midpoint of the company’s guidance for adjusted earnings per share is unchanged, while the range tightened to $6.50 to $6.65.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Second Quarter Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2018 were $7.2 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the U.S. Tax Cuts and Jobs Act, and regulations issued thereto, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2018 Form 10-K, filed with the Securities and Exchange Commission on February 27, 2019 and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cindy Guenther (626) 304-2204

cynthia.guenther@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

	2Q	2Q	% Sales Change vs. P/Y
	2019	2018	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$1,206.3	$1,257.3	(4.1%)	0.9%	0.9%
Retail Branding and Information Solutions	418.3	416.7	0.4%	4.4%	4.4%
Industrial and Healthcare Materials	171.1	180.2	(5.0%)	(0.1%)	(0.1%)
Total net sales	$1,795.7	$1,854.2	(3.2%)	1.6%	1.6%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	2Q	2Q	%	% of Sales		2Q	2Q	%	% of Sales
	2019	2018	Change	2019	2018	2019	2018	Change	2019	2018
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$162.1	$115.5		13.4%	9.2%	$166.5	$173.3		13.8%	13.8%
Retail Branding and Information Solutions	50.4	45.3		12.0%	10.9%	52.1	46.7		12.5%	11.2%
Industrial and Healthcare Materials	16.5	16.6		9.6%	9.2%	17.9	16.8		10.5%	9.3%
Corporate expense	(19.9)	(20.6)				(19.9)	(22.9)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$209.1	$156.8	33%	11.6%	8.5%	$216.6	$213.9	1%	12.1%	11.5%

Interest expense	$19.5	$14.3				$19.5	$14.3

Other non-operating expense (d)	$0.9	$2.6				$0.9	$2.4

Income before taxes	$188.7	$139.9	35%	10.5%	7.5%	$196.2	$197.2	(1%)	10.9%	10.6%

Provision for income taxes	$44.9	$43.9				$49.1	$49.3

Equity method investment losses	($0.4)	($0.4)				($0.4)	($0.4)

Net income	$143.4	$95.6	50%	8.0%	5.2%	$146.7	$147.5	(1%)	8.2%	8.0%

Net income per common share, assuming dilution	$1.69	$1.07	58%			$1.72	$1.66	4%

2Q Free Cash Flow (e)						$157.8	$147.3
YTD Free Cash Flow (e)						$165.1	$127.6

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina), with segment results adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported “Other non-operating expense” for the second quarter of 2018 includes $.2 of pension plan settlement charges.

(e)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018

Net sales	$1,795.7	$1,854.2	$3,535.8	$3,630.6
Cost of products sold	1,313.4	1,352.8	2,588.1	2,645.8
Gross profit	482.3	501.4	947.7	984.8
Marketing, general and administrative expense	265.7	287.5	542.0	582.5
Other expense, net(1)	7.5	57.1	15.0	69.9
Interest expense	19.5	14.3	39.0	27.5
Other non-operating expense(2)	0.9	2.6	447.4	5.9
Income (loss) before taxes	188.7	139.9	(95.7)	299.0
Provision for (benefit from) income taxes(3)	44.9	43.9	(93.5)	77.2
Equity method investment losses	(0.4)	(0.4)	(1.3)	(1.0)
Net income (loss)	$143.4	$95.6	$(3.5)	$220.8

Per share amounts:
Net income (loss) per common share	$1.70	$1.09	$(0.04)	$2.51
Net income (loss) per common share, assuming dilution	$1.69	$1.07	$(0.04)	$2.47

Weighted average number of common shares outstanding:
Common shares	84.3	87.9	84.3	87.9
Common shares, assuming dilution	85.1	89.0	84.3 (4)	89.4

(1)	“Other expense, net” for the second quarter of 2019 includes severance and related costs of $6.1 and asset impairment charges of $1.4.

“Other expense, net” for the second quarter of 2018 includes severance and related costs of $58.8 and asset impairment and lease cancellation charges of $.6, partially offset by gain on sale of assets of $2.3.

“Other expense, net” for the first half of 2019 includes severance and related costs of $16.5 and asset impairment and lease cancellation charges of $1.7, partially offset by gain on sales of assets of $3.2.

“Other expense, net” for the first half of 2018 includes severance and related costs of $63.1, asset impairment and lease cancellation charges of $9, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7.

(2)	“Other non-operating expense” for the first half of 2019 and 2018 includes $446.9 and $.7, respectively, of pension plan settlements and related charges.

(3)	“Provision for (benefit from) income taxes” for the first half of 2019 includes tax benefit of approximately $179.8 related to the termination of our U.S. pension plan.

(4)	The effect of dilutive shares (additional common shares issuable under stock-based awards) was not included because we had a net loss.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jun. 29, 2019	Jun. 30, 2018

Current assets:
Cash and cash equivalents	$ 247.3	$ 215.8
Trade accounts receivable, net	1,232.0	1,236.2
Inventories, net	671.0	660.8
Other current assets	226.9	215.3

Total current assets	2,377.2	2,328.1

Property, plant and equipment, net	1,143.8	1,084.5
Goodwill and other intangibles resulting from business acquisitions, net	1,077.1	1,109.7
Non-current deferred income taxes	180.2	199.0
Other assets	611.4	441.8

	$ 5,389.7	$ 5,163.1

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and finance leases	$ 558.5	$ 384.3
Accounts payable	1,055.4	1,034.4
Other current liabilities	664.6	690.5

Total current liabilities	2,278.5	2,109.2

Long-term debt and finance leases	1,503.3	1,289.7
Other long-term liabilities	545.4	742.3
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	857.7	854.5
Retained earnings	2,762.3	2,702.1
Treasury stock at cost	(2,311.8)	(1,939.1)
Accumulated other comprehensive loss	(369.8)	(719.7)

Total shareholders’ equity	1,062.5	1,021.9

	$ 5,389.7	$ 5,163.1

In the first quarter of 2019, we adopted Accounting Standards Codification (“ASU”) No. 2016-02, Leases. This ASU requires lessees to recognize the rights and obligations created by leases on their balance sheets. As allowed under this ASU, we have elected to apply the guidance using a modified retrospective approach, under which it applies to all leases that existed at or commenced after the date of our initial application. As such, prior year comparative periods have not been adjusted.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jun. 29, 2019	Jun. 30, 2018

Operating Activities:

Net (loss) income	$ (3.5)	$ 220.8

Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation	70.4	69.1

Amortization	19.0	20.2

Provision for doubtful accounts and sales returns	26.8	23.1

Stock-based compensation	16.5	16.4

Pension plan settlements and related charges	446.9	0.7

Deferred income taxes and other non-cash taxes	(166.6)	(7.1)

Other non-cash expense and loss (income and gain), net	10.3	36.5

Changes in assets and liabilities and other adjustments	(181.0)	(170.2)

Net cash provided by operating activities	238.8	209.5

Investing Activities:

Purchases of property, plant and equipment	(79.8)	(79.5)

Purchases of software and other deferred charges	(13.0)	(13.9)

Proceeds from sales of property, plant and equipment	7.4	9.3

Proceeds from insurance and sales (purchases) of investments, net	4.3	2.2

Payments for investments in businesses	(6.5)	(0.2)

Net cash used in investing activities	(87.6)	(82.1)

Financing Activities:

Net increase in borrowings (maturities of three months or less)	112.9	108.3

Repayments of long-term debt and finance leases	(16.5)	(2.7)

Dividends paid	(92.7)	(85.3)

Share repurchases	(116.6)	(102.9)

Net (tax withholding) proceeds related to stock-based compensation	(20.4)	(32.4)

Payments of contingent consideration	(1.6)	(16.8)

Net cash used in financing activities	(134.9)	(131.8)

Effect of foreign currency translation on cash balances	(1.0)	(4.2)

Increase (decrease) in cash and cash equivalents	15.3	(8.6)

Cash and cash equivalents, beginning of year	232.0	224.4

Cash and cash equivalents, end of period	$ 247.3	$ 215.8

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina), with segment results adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as impacts related to the enactment of the U.S. Tax Cuts and Jobs Act and our U.S. pension plan termination, effects of certain discrete tax planning actions, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$1,795.7	$1,854.2	$3,535.8	$3,630.6
Income (loss) before taxes	$188.7	$139.9	$(95.7)	$299.0
Income (loss) before taxes as a percentage of net sales	10.5%	7.5%	(2.7%)	8.2%
Adjustments:
Interest expense	$19.5	$14.3	$39.0	$27.5
Other non-operating expense	0.9	2.6	447.4	5.9
Operating income before interest expense, other non-operating expense, and taxes	$209.1	$156.8	$390.7	$332.4
Operating margins	11.6%	8.5%	11.0%	9.2%

Income (loss) before taxes	$188.7	$139.9	$(95.7)	$299.0
Adjustments:
Restructuring charges:
Severance and related costs	6.1	58.8	16.5	63.1
Asset impairment and lease cancellation charges	1.4	0.6	1.7	9.0
Other restructuring-related charge	---	---	---	0.5
Net gain on sales of assets	---	(2.3)	(3.2)	(2.7)
Interest expense	19.5	14.3	39.0	27.5
Other non-operating expense	0.9	2.6	447.4	5.9
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$216.6	$213.9	$405.7	$402.3
Adjusted operating margins (non-GAAP)	12.1%	11.5%	11.5%	11.1%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income (loss)	$143.4	$95.6	$(3.5)	$220.8
Adjustments:
Restructuring charges and other items(1)	7.5	57.1	15.0	69.9
Pension plan settlements and related charges	---	0.2	446.9	0.7
Tax benefit from pension plan settlements and related charges	---	---	(179.8)	---
Tax effect on pre-tax adjustments and impact of adjusted tax rate	(4.2)	(5.4)	(5.3)	(15.2)
Adjusted net income (non-GAAP)	$146.7	$147.5	$273.3	$276.2

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018

Reconciliation from GAAP to Non-GAAP net income per common share:
As reported net income (loss) per common share, assuming dilution	$1.69	$1.07	$(0.04)	$2.47
Adjustments per common share, net of tax:
Restructuring charges and other items(1)	0.08	0.65	0.17	0.78
Pension plan settlements and related charges	---	---	3.13	0.01
Tax effect on pre-tax adjustments and impact of adjusted tax rate	(0.05)	(0.06)	(0.06)	(0.17)
Adjusted net income per common share, assuming dilution (non-GAAP)	$1.72	$1.66	$3.20	$3.09
Weighted average number of common shares outstanding, assuming dilution(2)	85.1	89.0	85.3	89.4

The adjusted tax rate was 25% for the three and six months ended June 29, 2019 and June 30, 2018.
(1) Includes restructuring and related charges, and net gain on sales of assets.
(2) Six months ended June 29, 2019 includes dilutive shares (additional common shares issuable under stock-based awards) because we generated net income on a non-GAAP basis.

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018

Reconciliation of free cash flow:
Net cash provided by operating activities	$203.4	$193.5	$238.8	$209.5
Purchases of property, plant and equipment	(38.0)	(43.9)	(79.8)	(79.5)
Purchases of software and other deferred charges	(7.5)	(6.6)	(13.0)	(13.9)
Proceeds from sales of property, plant and equipment	0.1	2.4	7.4	9.3
Proceeds from insurance and sales (purchases) of investments, net	(0.2)	1.9	4.3	2.2
Pension plan contribution for plan termination	---	---	7.4	---
Free cash flow (non-GAAP)	$157.8	$147.3	$165.1	$127.6

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2019	2018	2019(1)	2018(2)	2019	2018

Label and Graphic Materials	$1,206.3	$1,257.3	$162.1	$115.5	13.4%	9.2%
Retail Branding and Information Solutions	418.3	416.7	50.4	45.3	12.0%	10.9%
Industrial and Healthcare Materials	171.1	180.2	16.5	16.6	9.6%	9.2%
Corporate Expense	N/A	N/A	(19.9)	(20.6)	N/A	N/A

TOTAL FROM OPERATIONS	$1,795.7	$1,854.2	$209.1	$156.8	11.6%	8.5%

(1) Operating income for the second quarter of 2019 includes severance and related costs of $6.1 and asset impairment charges of $1.4. Of the total $7.5, the Label and Graphic Materials segment recorded $4.4, the Retail Branding and Information Solutions segment recorded $1.7, and the Industrial and Healthcare Materials segment recorded $1.4.

(2) Operating income for the second quarter of 2018 includes severance and related costs of $58.8 and asset impairment and lease cancellation charges of $.6, partially offset by gain on sale of assets of $2.3. Of the total $57.1, the Label and Graphic Materials segment recorded $57.8, the Retail Branding and Information Solutions segment recorded $1.4, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded ($2.3).

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2019	2018	2019	2018
Label and Graphic Materials
Operating income and margins, as reported	$162.1	$115.5	13.4%	9.2%
Adjustments:
Restructuring charges:
Severance and related costs	3.4	57.8	0.3%	4.6%
Asset impairment charges	1.0	---	0.1%	---
Adjusted operating income and margins (non-GAAP)	$166.5	$173.3	13.8%	13.8%

Retail Branding and Information Solutions
Operating income and margins, as reported	$50.4	$45.3	12.0%	10.9%
Adjustments:
Restructuring charges:
Severance and related costs	1.3	0.8	0.4%	0.2%
Asset impairment and lease cancellation charges	0.4	0.6	0.1%	0.1%
Adjusted operating income and margins (non-GAAP)	$52.1	$46.7	12.5%	11.2%

Industrial and Healthcare Materials
Operating income and margins, as reported	$16.5	$16.6	9.6%	9.2%
Adjustments:
Restructuring charges:
Severance and related costs	1.4	0.2	0.9%	0.1%
Adjusted operating income and margins (non-GAAP)	$17.9	$16.8	10.5%	9.3%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Six Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2019	2018	2019(1)	2018(2)	2019	2018

Label and Graphic Materials	$2,384.6	$2,475.5	$301.6	$265.2	12.6%	10.7%
Retail Branding and Information Solutions	816.6	802.7	101.8	80.0	12.5%	10.0%
Industrial and Healthcare Materials	334.6	352.4	30.1	29.6	9.0%	8.4%
Corporate Expense	N/A	N/A	(42.8)	(42.4)	N/A	N/A

TOTAL FROM OPERATIONS	$3,535.8	$3,630.6	$390.7	$332.4	11.0%	9.2%

(1) Operating income for the first half of 2019 includes severance and related costs of $16.5, asset impairment and lease cancellation charges of $1.7, partially offset by gain on sales of assets of $3.2. Of the total $15, the Label and Graphic Materials segment recorded $12, the Retail Branding and Information Solutions segment recorded ($.3), and the Industrial and Healthcare Materials segment recorded $3.3.

(2) Operating income for the first half of 2018 includes severance and related costs of $63.1, asset impairment and lease cancellation charges of $9, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7. Of the total $69.9, the Label and Graphic Materials segment recorded $65.9, the Retail Branding and Information Solutions segment recorded $6.1, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded ($2.3).

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2019	2018	2019	2018
Label and Graphic Materials
Operating income and margins, as reported	$301.6	$265.2	12.6%	10.7%
Adjustments:
Restructuring charges:
Severance and related costs	11.4	58.4	0.5%	2.4%
Asset impairment and lease cancellation charges	1.3	6.9	0.1%	0.3%
Other restructuring-related charge	---	0.5	---	---
(Gain) loss on sales of assets	(0.7)	0.1	---	---
Adjusted operating income and margins (non-GAAP)	$313.6	$331.1	13.2%	13.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$101.8	$80.0	12.5%	10.0%
Adjustments:
Restructuring charges:
Severance and related costs	1.8	4.5	0.2%	0.5%
Asset impairment and lease cancellation charges	0.4	2.1	---	0.3%
Gain on sales of assets	(2.5)	(0.5)	(0.3%)	(0.1%)
Adjusted operating income and margins (non-GAAP)	$101.5	$86.1	12.4%	10.7%

Industrial and Healthcare Materials
Operating income and margins, as reported	$30.1	$29.6	9.0%	8.4%
Adjustments:
Restructuring charges:
Severance and related costs	3.3	0.2	1.0%	0.1%
Adjusted operating income and margins (non-GAAP)	$33.4	$29.8	10.0%	8.5%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Second Quarter 2019
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(3.2%)	(4.1%)	0.4%	(5.0%)
Reclassification of sales between segments	---	(0.2%)	0.6%	---
Foreign currency translation	4.7%	5.1%	3.4%	5.0%
Sales change ex. currency (non-GAAP)(1)	1.6%	0.9%	4.4%	(0.1%)
Acquisitions	---	---	---	---
Organic sales change (non-GAAP)	1.6%	0.9%	4.4%	(0.1%)

	Six Months Year-to-Date 2019
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(2.6%)	(3.7%)	1.7%	(5.1%)
Reclassification of sales between segments	---	(0.2%)	0.6%	---
Foreign currency translation	4.6%	5.0%	3.3%	4.5%
Sales change ex. currency (non-GAAP)(1)	2.0%	1.1%	5.6%	(0.5%)
Acquisitions	---	---	---	---
Organic sales change (non-GAAP)	2.0%	1.1%	5.6%	(0.5%)

(1) Totals may not sum due to rounding

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